UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1621 18th Street
Suite 260 South
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Entry into a Material Definitive Agreement.

American West Potash Closing

On August 1, 2012 we completed the previously announced acquisition of the 50% of American West Potash LLC that we did not previously own.  With this closing we became the sole owner and operator of American West Potash.

Our wholly-owned subsidiary, a Delaware corporation also named Prospect Global Resources Inc., signed a purchase agreement dated May 30, 2012 with The Karlsson Group, Inc. for the acquisition.  We paid The Karlsson Group a non-refundable deposit consisting of (a) $6,000,000 cash, of which $5,500,000 was credited against the purchase price, and (b) a warrant to purchase 5,605,834 shares of our common stock for $4.25 per share (described in Item 3.02 hereof). At closing, (a) we paid The Karlsson Group an additional $19,500,000 in cash, (b) Prospect Global Delaware issued The Karlsson Group a senior secured $125,000,000 promissory note (described in Item 2.03 below) and (c) American West Potash granted The Karlsson Group the right to receive 1% of the gross sales received by American West Potash from potash production from the real property over which American West Potash currently has leases, licenses and permits for mining purposes, capped at $75,000,000.  In the event of a sale of at least 50% of American West Potash or a merger of American West Potash with or into an unaffiliated entity on or prior to August 1, 2016, we have agreed to pay The Karlsson Group an additional payment equal to 15% of the net proceeds received from the transaction, capped at $75,000,000.  In addition, at the closing, American West Potash received an option to purchase approximately 5,080 acres in Apache County, Arizona from an affiliate of The Karlsson Group for $250,000 which is exercisable for 150 days after payment in full of the promissory note.

The shareholders of The Karlsson Group have agreed not to compete with American West Potash within the Holbrook Basin of Arizona prior to August 1, 2015.

Termination of Management Services Agreement with Buffalo Management LLC

On August 1, 2012 we entered into a termination of management services agreement with Buffalo Management LLC.  The management services agreement, which was terminable only by Buffalo Management, provided for fees to Buffalo Management for management services rendered in connection with significant transactions such acquisitions, dispositions and financings.  Also on August 1, 2012 Chad Brownstein, the principal at Buffalo Management who rendered services to us pursuant to the management services agreement and our non-executive board chairman, became our executive vice chairman, a salaried employee of Prospect Global, pursuant to the employment agreement described below.

Pursuant to the termination agreement we:  (i) paid Buffalo Management $975,000 cash and a warrant to purchase 352,150 shares of our common stock for $2.60 per share (described in Item 3.02 hereof) in satisfaction of the $1,500,000 fee payable to Buffalo Management in connection with the acquisition of the 50% of American West Potash LLC that we did not previously own and described above; (ii) issued Buffalo Management a warrant to purchase 268,304 shares of our common stock for $2.60 per share (described in Item 3.02 hereof) in connection with services rendered by Buffalo Management in connection with our recent public offering of 15,400,000 shares of common stock at $2.60 per share; and (iii) issued Buffalo a warrant to purchase 2,000,000 shares of our common stock for $2.60 per share (described in Item 3.02 hereof) in consideration of Buffalo Management’s terminating its right to future transaction fees and the $25,000 monthly consulting and office space reimbursement fee under the management services agreement.  The fee payable to Buffalo Management equal to 2% of Prospect Global’s annual gross revenues provided for under Section 2(a) of the management services agreement survives the termination in perpetuity.

Employment Agreement with Chad Brownstein

We entered into an at will employment agreement with Mr. Brownstein effective August 1, 2012.  Mr. Brownstein is our executive vice chairman, reporting to our non-executive board chairman. Under the agreement Mr. Brownstein is required to devote all of his professional time with respect to natural resources to Prospect Global.  He receives a base salary of $375,000 per year and is eligible for an annual cash bonus at the discretion of the compensation committee of the board of directors.

Amendment to Investor Relations Consulting Agreement with COR Advisors LLC

On August 1, 2012 we entered into a second amendment to our investors relations consulting agreement with COR Advisors, LLC pursuant to which COR has agreed to provide additional services to us following our recent public offering and we agreed to pay a monthly retainer of $20,000 to COR.  We also agreed that the shares payable to COR under the existing agreement would be paid quarterly in advance rather than in arrears.  The amendment extends the term of the agreement to July 4, 2015.

Item 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The $125,000,000 senior first priority secured promissory note issued to The Karlsson Group, Inc. bears interest at 9% per annum, payable annually on the anniversary date of the note and on each principal payment date.  A principal payment of $50,000,000 is due on December 24, 2012, and the remaining $75,000,000 of principal is due on July 31, 2013.  Failure to make the first principal payment shall not constitute a default if Prospect Global Delaware makes that payment on or before March 30, 2013 together with (if tax rates increase in 2013) a tax gross-up amount covering the period from December 24, 2012 until the payment is made.  The note contains customary covenants and is mandatorily pre-payable within five business days of a sale of at least 50% of American West Potash or a merger of American West Potash with or into an unaffiliated entity.  If Prospect Global Delaware pays $100,000,000 of principal on or before December 15, 2012 plus all accrued and unpaid interest, the balance of the note will be deemed satisfied.  The note is guaranteed by American West Potash and is secured by (a) a pledge by Prospect Global Delaware of 100% of the membership interests of American West Potash and (ii) a lien over all the assets of Prospect Global Delaware and American West Potash.

Item 3.02              Unregistered Sales of Equity Securities.

Karlsson Group Warrant.

The warrant to purchase 5,605,834 shares of our common stock for $4.25 per share that we issued on May 30, 2012 to The Karlsson Group is exercisable for seven years from May 30, 2012.  Shares may be issued for cash, or on a “cashless” basis for up to 1,121,167 shares.  At closing we also entered into a registration rights agreement pursuant to which we agreed to provide The Karlsson Group with demand and piggy-back registration rights with respect to the shares subject to the warrant.

Buffalo Management Warrant

The warrant to purchase an aggregate of 2,620,454 shares of our common stock for $2.60 per share that we issued on August 1, 2012 to Buffalo Management LLC is exercisable from the date that our shareholders approve an increase in our authorized number of shares of common stock through July 31, 2017, subject to a two year extension in the event of a change of control of Prospect Global.  We also amended our registration rights agreement with Buffalo Management to cover the shares issuable pursuant to the August 1, 2012 warrant.  The amended registration rights agreement provides for demand and piggy-back registration rights, provided that each demand registration is limited to 1,100,000 shares.

Exemption from Registration

Issuance of the warrants and the note described above was not registered under the Securities Act of 1933.  The issuance of these securities was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption since the issuance securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D under the Securities Act. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Item 8.01              Other Events.

On August 2, 2012 Prospect Global’s subsidiary, American West Potash, LLC, received an updated  final NI 43-101 compliant mineral resource estimate report, a technical report issued by a third party natural resource expert, with respect to the potash resource on America West Potash’s acreage near Holbrook, Arizona.  The report is filed as Exhibit 99.1 hereto.

The updated resource calculation upgraded nearly 40% of the resource estimates from “inferred” to the stronger “measured and indicated” category. The remaining 60% in the inferred category was shown to be highly consistent with previous Resource Calculation work. The initial 43-101 resource calculation was completed in October 2011. Prospect Global designed and executed our spring 2012 drilling program in less than four months, months ahead of schedule.  The new resource calculation indicates that the mine may be productive for more than 50 years, based on current detailed engineering and process studies for 2 million metric tons of finished product per year.

The new resource calculation was performed through a combination of assay results from the 10 newly drilled 2012 wells, 11 of the wells drilled in 2011, and the equivalent K2O (potassium oxide) values calculated from the 57 historical wells’ Gamma Ray Estimation Curves (GREC), plus an extensive wireline study on each well. Efficient conventional underground mine and surface flotation is planned for the resource, producing a mix of granular and standard products. Benefitting from the shallow depth of the potash, access and extraction will be through a decline road rather than shaft and hoist mining.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	Warrant to purchase common stock issued to Buffalo Management LLC
10.1	Karlsson Group Additional Consideration Agreement
10.2	Karlsson Group Deed of Trust
10.3	Karlsson Group Guaranty from AWP
10.4	Karlsson Group Pledge Agreement
10.5	Karlsson Group Registration Rights Agreement
10.6	Karlsson Group Security Agreement
10.7	Karlsson Group $125,000,000 Promissory Note
10.8	Karlsson Group Supplemental Payment Agreement
10.9	Karlsson Group Environmental Indemnity Agreement
10.10	Option to Purchase 5080 Acres in Apache County, Arizona
10.11	Termination of Management Services Agreement with Buffalo Management
10.12	Amended and Restated Registration Rights Agreement with Buffalo Management
10.13	Employment Agreement with Chad Brownstein
10.14	Amendment #2 to Investor Relations Consulting Agreement with COR Advisors
99.1	NI 43-101 Technical Summary Report dated August 2, 2012
99.2	August 6, 2012 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Wayne Rich
Date: August 6, 2012		Chief Financial Officer